Summary Budget Information

2010 – 2011 Budget

Province of New Brunswick

COMPARATIVE STATEMENT OF SURPLUS OR DEFICIT Thousands $
	Year Ending March 31

	2010 Estimate	2010 Revised	2011 Estimate
Revenue
Ordinary Account	6,612,293	6,630,857	6,729,135
Capital Account	215	3,288	215
Special Purpose Account	60,047	61,765	56,873
Special Operating Agency Account (net)	160,127	166,086	197,676
Sinking Fund Earnings	234,100	223,900	229,300
Amortization of Deferred Capital Contributions	30,553	32,616	34,229
Total Revenue	7,097,335	7,118,512	7,247,428

Expense
Ordinary Account	7,219,773	7,240,372	7,333,020
Capital Account	123,894	119,051	95,673
Special Purpose Account	63,681	65,619	63,323
Special Operating Agency Account (net)	147,887	158,145	197,473
Amortization of Tangible Capital Assets	282,979	289,028	306,744
Total Expense	7,838,214	7,872,215	7,996,233

Surplus (Deficit)	(740,879)	(753,703)	(748,805)

Summary Budget Information

2010 – 2011 Budget

Province of New Brunswick

COMPARATIVE STATEMENT OF CHANGES IN NET DEBT Thousands $
	Year Ending March 31

	2010 Estimate	2010 Revised	2011 Estimate

Surplus (Deficit)	(740,879)	(753,703)	(748,805)

Acquisition of Tangible Capital Assets	(537,466)	(551,895)	(800,382)

Amortization of Tangible Capital Assets	282,979	289,028	306,744

Revenue Received to Acquire Tangible Capital Assets	57,206	82,812	66,677

Amortization of Deferred Capital Contributions	(30,553)	(32,616)	(34,229)

(Increase) Decrease in Net Debt	(968,713)	(966,374)	(1,209,995)

Summary Budget Information

2010 – 2011 Budget

Province of New Brunswick

TOTAL REVENUE 2010 – 2011 Thousands $
				SPECIAL
			SPECIAL	OPERATING
	ORDINARY	CAPITAL	PURPOSE	AGENCY
DEPARTMENT	ACCOUNT	ACCOUNT	ACCOUNT	ACCOUNT (NET)	TOTAL

Agriculture and Aquaculture	7,249	0	0	0	7,249
Business New Brunswick	9,891	20	0	0	9,911
Education	31,840	0	20,552	0	52,392
Energy	372	0	0	0	372
Energy Efficiency and Conservation
Agency of New Brunswick	829	0	0	0	829
Environment	4,303	0	6,516	0	10,819
Finance	5,789,708	0	56	0	5,789,764
Fisheries	1,780	0	0	0	1,780
Health	37,916	0	1,300	0	39,216
Justice and Consumer Affairs	49,339	0	449	0	49,788
Legislative Assembly	490	0	0	0	490
Local Government	134	0	0	0	134
Natural Resources	67,578	40	2,972	0	70,590
Office of the Attorney General	150	0	400	0	550
Office of the Comptroller	175	0	0	0	175
Other Agencies	362,306	0	0	0	362,306
Post-Secondary Education, Training
and Labour	162,587	0	2,603	30,423	195,613
Public Safety	126,482	0	8,182	6,451	141,115
Regional Development Corporation	0	0	0	156,657	156,657
Social Development	66,983	50	10,626	0	77,659
Supply and Services	700	5	1,566	0	2,271
Tourism and Parks	3,086	0	199	3,545	6,830
Transportation	5,229	100	0	600	5,929
Wellness, Culture and Sport	8	0	1,452	0	1,460
Sub-total	6,729,135	215	56,873	197,676	6,983,899

Sinking Fund Earnings					229,300

Amortization of Deferred Capital Contributions					34,229

TOTAL REVENUE					7,247,428

Summary Budget Information

2010 – 2011 Budget

Province of New Brunswick

COMPARATIVE STATEMENT OF ESTIMATED GROSS REVENUE BY SOURCE Thousands $
	Year Ending March 31

	2010 Estimate	2010 Revised	2011 Estimate
Taxes
Personal Income Tax	1,224,000	1,283,000	1,187,000
Corporate Income Tax	171,600	181,200	187,300
Metallic Minerals Tax	19,000	10,000	8,000
Provincial Real Property Tax	404,000	404,000	420,000
Harmonized Sales Tax	999,000	955,000	1,010,300
Gasoline and Motive Fuels Tax	199,000	201,000	201,000
Tobacco Tax	90,000	94,000	94,000
Pari-Mutuel Tax	65	65	65
Insurance Premium Tax	41,492	41,492	41,888
Real Property Transfer Tax	6,800	6,800	7,000
Large Corporation Capital Tax	0	5,000	0
Financial Corporation Capital Tax	7,000	6,000	8,000
Sub-total Taxes	3,161,957	3,187,557	3,164,553

Return on investment	261,835	256,810	347,256
Licences and Permits	114,762	114,952	118,862
Sale of Goods and Services	248,831	237,466	246,722
Royalties	73,095	50,095	54,915
Fines and Penalties	8,395	8,668	8,515
Miscellaneous	26,236	28,887	29,313

TOTAL OWN SOURCE REVENUE	3,895,111	3,884,435	3,970,136

Unconditional Grants – Canada
Fiscal Equalization Payments	1,689,000	1,689,000	1,661,000
Canada Health Transfer	557,000	554,800	589,600
Canada Social Transfer	242,100	241,200	246,800
Wait Times Reduction Transfer	5,575	5,560	5,535
Other	1,938	1,938	1,938
Sub-total Unconditional Grants – Canada	2,495,613	2,492,498	2,504,873

Conditional Grants – Canada	221,569	253,924	254,126

TOTAL GRANTS FROM CANADA	2,717,182	2,746,422	2,758,999

TOTAL GROSS ORDINARY REVENUE	6,612,293	6,630,857	6,729,135

Summary Budget Information

2010 – 2011 Budget

Province of New Brunswick

TOTAL EXPENSE 2010-2011 Thousands $

			SPECIAL	OPERATING
	ORDINARY	CAPITAL	PURPOSE	AGENCY
DEPARTMENT	ACCOUNT	ACCOUNT	ACCOUNT	ACCOUNT (NET)	TOTAL

Agriculture and Aquaculture	36,151	400	0	0	36,551
Business New Brunswick	42,694	0	0	0	42,694
Education	994,625	0	20,657	0	1,015,282
Energy	3,087	0	0	0	3,087
Energy Efficiency and Conservation
Agency of New Brunswick	17,655	0	0	0	17,655
Environment	12,884	0	8,500	0	21,384
Executive Council Office	5,517	0	0	0	5,517
Finance	12,375	0	56	0	12,431
Fisheries	4,728	0	0	0	4,728
General Government	680,072	0	0	0	680,072
Health	2,456,493	0	1,400	0	2,457,893
Intergovernmental Affairs	2,586	0	0	0	2,586
Justice and Consumer Affairs	39,606	0	449	0	40,055
Legislative Assembly	27,998	0	0	0	27,998
Local Government	119,697	160	0	0	119,857
Maritime Provinces Higher
Education Commission	260,531	15,000	0	0	275,531
Natural Resources	87,150	638	3,040	0	90,828
Office of the Attorney General	16,824	0	180	0	17,004
Office of the Comptroller	4,346	0	0	0	4,346
Office of Human Resources	5,644	0	0	0	5,644
Office of the Premier	1,616	0	0	0	1,616
Post-Secondary Education, Training
and Labour	318,692	0	2,573	32,123	353,388
Public Safety	130,551	0	8,207	6,600	145,358
Regional Development Corporation	94,836	29,950	0	167,628	292,414
Service of the Public Debt	634,415	0	0	0	634,415
Social Development	986,734	1,100	14,500	0	1,002,334
Supply and Services	116,809	8,964	2,096	0	127,869
Tourism and Parks	28,132	500	90	3,528	32,250
Transportation	172,080	38,961	0	(12,406)	198,635
Wellness, Culture and Sport	18,492	0	1,575	0	20,067
Sub-total	7,333,020	95,673	63,323	197,473	7,689,489

Amortization of Tangible Capital Assets					306,744

TOTAL EXPENSE					7,996,233

Summary Budget Information

2010 – 2011 Budget

Province of New Brunswick

FISCAL RESPONSBILITY AND BALANCED BUDGET ACT Millions $
Year Ending March 31

2008	2009	2010	2011
Actual	Actual	Revised	Estimate

Total Revenue	6,962.3	7,112.8	7,118.5	7,247.4
Add: Required Changes Under the Act	0.0	0.0	(63.6)	(20.0)
Adjusted Revenue	6,962.3	7,112.8	7,054.9	7,227.4

Total Expense	6,875.6	7,305.1	7,872.2	7,996.2
Adjusted Surplus (Deficit) for the Year	86.7	(192.3)	(817.3)	(768.8)

Cumulative Difference – Beginning of Year	0.0	86.7	(105.6)	(922.9)

Cumulative Difference – End of Year	86.7	(105.6)	(922.9)	(1,691.7)

Year Ending March 31

2007	2008	2009	2010	2011

Net Debt	6,575.9	6,949.2	7,387.8	8,354.2	9,564.2

GDP (31 December)	25,884	26,993	27,372	27,646	28,724

Ratio of Net Debt-to-GDP	25.4%	25.7%	27.0%	30.2%	33.3%

Note: Columns may not add due to rounding

Summary Budget Information

2010 – 2011 Budget

Province of New Brunswick

NEW BRUNSWICK ROAD IMPROVEMENT FUND Thousands $
	Year Ending March 31

	2010 Estimate	2010 Revised	2011 Estimate

Revenue
Gasoline and Motive Fuels Tax	199,000	201,000	201,000

Expenditures
Department of Transportation
Capital Account	378,800	375,200	423,382
Ordinary Account	173,027	174,227	172,040
Total Expenditures	551,827	549,427	595,422

Net Expenditures	352,827	348,427	394,422

Source of Funding for Net Expenditures
Federal Capital Revenues	39,206	52,510	53,802
Provincial Contribution from Consolidated Fund	313,621	295,917	340,620
TOTAL	352,827	348,427	394,422

Note: Capital account expenditures relating to the Vehicle Management Agency have been excluded from the total expenditures above.